FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIFTH AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”), is made and entered into as of May 7, 2014, by and among Measurement Specialties, Inc., a New Jersey corporation (the “Company”), the other Credit Parties signatory hereto, The Prudential Insurance Company of America and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

WITNESSETH:

WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase and Private Shelf Agreement, dated as of June 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;

WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;

WHEREAS, the Noteholders that are signatories hereto are all of the Noteholders;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:

1.           Amendments.

(a)         Paragraph 5G of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

5G.                      Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures which the Company reasonably believes are adequate to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)         Paragraph 5H of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

5H.                      Use of Proceeds. The proceeds of the Notes will be used only (i) to refinance the outstanding Indebtedness of the Company and its Subsidiaries and (ii) to finance the working capital needs, for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business and for Permitted Acquisitions. No part of the proceeds of any Note will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Company will not make any Request for Purchase, and the Company shall not use, and shall take commercially reasonable actions to procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Note (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case in violation of any Anti-Corruption Laws or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(c)         Paragraph 5I of the Note Agreement is hereby amended by replacing clause (ii) thereof in its entirety with the following:

(ii) The Company will cause, and will cause each other Credit Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed) to be subject at all times (subject to clauses (1) and (2) of the last sentence of this paragraph 5I(ii)) to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by paragraph 6B. Without limiting the generality of the foregoing, the Company (a) will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Company or any other Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Collateral Agent shall reasonably request and (b) will, and will cause each Subsidiary Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Company or such Guarantor to the extent, and within such time period as is, reasonably required by the Collateral Agent; provided that the Credit Parties shall not be required to deliver Mortgages and Mortgage Instruments with respect to any Specified Acquired Real Property unless and until the aggregate fair market value of all Specified Acquired Real Property owned by the Credit Parties at any time exceeds $2,000,000, at which time the Credit Parties shall be required to deliver Mortgages and Mortgage Instruments with respect to all Specified Acquired Property owned by the Credit Parties at such time (it being understood and agreed that any real property owned by any Credit Party that does not qualify as Specified Acquired Real Property is subject to all of the requirements of this Paragraph 5I in all respects including, without limitation, the requirement to deliver Mortgage and Mortgages Instruments in respect thereof). Notwithstanding the foregoing, (1) no such Mortgages and Mortgage Instruments are required to be delivered hereunder until August 30, 2010 or such later date as the Collateral Agent may agree in the exercise of its reasonable discretion with respect thereto and (2) no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder (A) until August 30, 2010 or such later date as the Collateral Agent may agree in the exercise of its reasonable discretion with respect thereto, and (B) to the extent the Collateral Agent or its counsel determines that such pledge would not, in light of the cost and expense associated therewith, provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(d)         Paragraph 6(A) of the Note Agreement is hereby amended by replacing clause (ii) thereof in its entirety with the following:

(ii)         the Credit Document Obligations so long as the aggregate principal or committed amount thereof does not exceed $335,000,000;

(e)         Paragraph 8U of the Note Agreement is hereby amended by replacing such paragraph in its entirety with the following:

8U.                      Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures which the Company reasonably believes are adequate to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions in all material respects, and the Company and its Subsidiaries and to the knowledge of the Company its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(f)         Paragraph 10B of the Note Agreement is hereby amended to (i) delete the definition of “Anti-Terrorism Order” appearing therein and (ii) add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, but shall expressly exclude all expenditures and commitments to expend money for any purchases and other acquisitions made in connection with (i) the facilities being constructed in Chengdu, China in an aggregate total amount of up to $6,000,000 through the Company’s fiscal year ending March 31, 2016 and (ii) the facilities being constructed in Minnesota in an aggregate total amount of up to $5,000,000 through November 8, 2016.

“Consolidated EBITDA” shall mean, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) Consolidated Net Income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any other non-cash gains that have been added in determining Consolidated Net Income and (vi) gains due to fluctuations in currency exchange rates, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) interest expense, (iii) loss from extraordinary items including from export control matters for such period so long as the aggregate amount added back during the term of this Agreement for the export control matters does not exceed $10,000,000, (iv) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities (v) the amount of non-cash charges (including depreciation and amortization) and non-cash compensation for Equity Interests for such period, (vi) amortized debt discount for such period, (vii) losses due to fluctuations in currency exchange rates, (viii) the amount of any acquisition-related cost or expense, restructuring charge or reserve, integration cost or other business optimization expense or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures, costs related to the closure and/or consolidation of facilities and to exiting lines of business, overlap costs which are duplicative costs in the transition to set-up a new facility, costs relating to the movement of equipment relating to any of the foregoing, and fees and expenses of any advisor (including attorneys, accountants and other third party advisors) relating to any of the foregoing, so long as the aggregate amount permitted to be included in this clause (viii) shall not exceed an aggregate amount equal to $3,300,000 incurred during the period beginning on January 1, 2014 through and including November 8, 2016, and (ix) the amount of any deduction to Consolidated Net Income as the result of any grant to any members of the management of such Person of any Equity Interests, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, in determining Consolidated Net Income of a Person there shall be included the income (or deficit) of any other Person (including any Person or division or line of business of a Person acquired pursuant to a Permitted Acquisition) accrued prior to the date it became a subsidiary of, or was merged or consolidated into, or acquired by purchase of assets by, such Person or any of such Person’s subsidiaries, as determined to the reasonable satisfaction of the Required Holders. For purposes of this definition, Consolidated EBITDA for any period shall, for such period, be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property and assets that are the subject of a disposition during such period, or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto. For purposes of this definition, the following items shall be excluded in determining Consolidated Net Income of a Person: (1) the income (or deficit) of any other Person (other than a subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (2) the undistributed earnings of any subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such subsidiary; (3) any write-up of any asset; (4) any net gain from the collection of the proceeds of life insurance policies; and (5) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Specified Acquired Real Property” shall mean any real property owned by a Credit Party that is acquired by the Company or any Subsidiary in connection with an acquisition permitted by the terms of this Agreement and such real property was not the main business purpose of the Company in respect of such acquisition, which real property the Company intends to dispose of within eighteen (18) months of the date of acquisition thereof by the Company or such Subsidiary (such intent shall be evidenced by written notice from the Company to the Noteholders promptly, but in any event within thirty (30) days, after the date of the acquisition thereof by the Company or such Subsidiary); provided that to the extent that the Company has delivered a Mortgage and Mortgage Instruments in accordance with the terms of Paragraph 5I in respect of any real property that would qualify as Specified Acquired Real Property, such real property shall not constitute Specified Acquired Real Property for purposes of this Agreement so long as such Mortgage is in full force and effect with respect thereto and, provided, further, that no real property shall constitute Specified Acquired Real Property for purposes of this Agreement after the date that is eighteen (18) months after the date of the acquisition thereof by the Company or such Subsidiary.

2.         Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) reimbursement or payment of its reasonable costs and expenses incurred in connection with this Amendment or the Note Agreement for which invoices have been provided to the Company on or before the date hereof, and (ii) each of the following documents:

(a)         Executed counterparts to this Amendment from the Company, each of the Guarantors and the Noteholders; and

(b)         A copy of a duly executed amendment to the Credit Agreement, in form and substance satisfactory to the Noteholders and their counsel.

3.         Representations and Warranties. To induce the Noteholders to enter into this Amendment, each Credit Party hereby represents and warrants to the Noteholders that:

(a)        The execution, delivery and performance by such Credit Party of this Amendment (i) are within each Credit Party’s organizational powers; (ii) have been duly authorized by all necessary organizational actions and, if required, actions by equity holders; (iii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority; (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries; (v) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries; and (vi) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect;

(b)        This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in any proceeding in equity or at law;

(c)        After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof;

(d)        The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Note Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens;

(e)        As of the date hereof and immediately after giving effect to this Amendment, the Company is in compliance on a Pro Forma Basis with the financial covenants set forth in paragraph 6L of the Note Agreement recomputed as of the last day of the most recently ended fiscal quarter for which financial statements are available;

(f)         Since the date of the most recent financial statements of the Company described in paragraph 5A(i) of the Note Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

(g) As of the date hereof, the parties listed as signatories to this Amendment represent a true, correct and complete list of the all the Credit Parties.

4.          Reaffirmations and Acknowledgments.

(a)         Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratifies and confirms the terms of the Subsidiary Guaranty with respect to the indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Subsidiary Guaranty (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Subsidiary Guaranty.

(b)         Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Collateral Documents for the benefit of the Noteholders and other secured parties are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement, the Collateral Documents and the other Note Documents.

5.         Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the other Credit Parties party thereto to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

6.         Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.         No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

8.         Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

9.         Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.         Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

11.         Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.

COMPANY:

Measurement Specialties, Inc.

By:
Name: Mark Thomson
Title: CFo

[SIGNATURE PAGE TO FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

GUARANTORS:

MEASUREMENT SPECIALTIES FOREIGN HOLDINGS CORPORATION

By:
Name:
Title:

[SIGNATURE PAGE TO FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT]

NOTEHOLDERS:

Prudential Investment Management, Inc.

By:
Vice President

The Prudential Insurance Company
of America

By:
Vice President

MTL Insurance Company

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

Universal Prudential Arizona
Reinsurance Company

By:	Prudential Investment Management, Inc.,
as investment manager

By:
Vice President

Forethought Life Insurance Company

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Vice President

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